Exhibit 5.1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

www.alston.com

September 10, 2021

Hilton Grand Vacations Inc.

5323 Millenia Lakes Boulevard, Suite 120

Orlando, FL 32839

Re:	Hilton Grand Vacations Inc.—Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of the above referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale from time to time by the selling stockholder identified therein (the “Selling Stockholder”) of up to 22,574,274 shares of the Company’s common stock, par value $0.01 per share, that it owns (the “Shares”). We are furnishing this opinion letter to you pursuant to Item 16 of the SEC’s Form S-3ASR and Item 601(b)(5) of the SEC’s Regulation S-K in connection with the Registration Statement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the Company’s Board of Directors, or other appropriate governing bodies of the Company, the Company’s Certificate of Incorporation and Bylaws (in each case, as amended and/or restated), certificates of the Company’s officers and representatives who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based, certificates of public officials, the Registration Statement (including the prospectus contained therein), and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Alston & Bird LLP	www.alston.com
Atlanta Beijing | Brussels | Charlotte | Dallas | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

September 10, 2021

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the General Corporation Law of the State of Delaware that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that the Shares issued by the Company to the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the opinion above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

September 10, 2021

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Sincerely,
ALSTON & BIRD LLP
By:	/s/ Alexander J. Park
Alexander J. Park
A Partner